UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2011

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 7, 2011, pursuant to an Agreement and Plan of Merger dated October 3, 2011, by and among Red Hat, Inc., a Delaware corporation (“Red Hat”), Gluster, Inc., a Delaware corporation (“Gluster”), Matte Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Red Hat (“Matte”), and Fortis Advisors LLC, the representative of the holders of shares of Gluster capital stock and vested options (the “Merger Agreement”), Red Hat completed its previously announced acquisition of Gluster through a merger of Matte with and into Gluster (the “Merger”). Gluster develops, distributes and provides support for open source storage software.

Pursuant to the Merger Agreement, at the closing Red Hat paid approximately $136.2 million in cash, to be distributed to the holders of Gluster capital stock and vested options in accordance with the terms of the Merger Agreement.

Dr. Naren Gupta, a director of Red Hat since 2005, was a director of Gluster and is the Managing Director of Nexus Venture Partners (“Nexus”), a venture capital fund that was a principal investor in Gluster. Nexus held approximately 36.4% percent of the shares of Gluster capital stock and vested options outstanding on the closing date.

Dr. Gupta did not attend the meeting at which Red Hat’s Board of Directors (the “Board”) approved the transaction and recused himself from Board deliberations with respect to the transaction. The purchase price in the transaction was determined through arms length negotiations between Red Hat and Gluster.

In accordance with the Merger Agreement, Red Hat assumed the Gluster, Inc. 2005 Stock Plan and all Gluster shares and outstanding options to purchase Gluster shares that were unvested as of the effective time of the Merger. In connection with such assumption, appropriate adjustments were made in accordance with the terms of the Merger Agreement to convert such Gluster shares into an aggregate of approximately 350,000 shares of Red Hat’s common stock, par value $.0001 per share and adjust the exercise prices for such options.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2011	RED HAT, INC.

	By:	/s/ Charles E. Peters, Jr.

Name: Charles E. Peters, Jr.

Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of October 3, 2011, among Red Hat, Inc., a Delaware corporation, Gluster, Inc., a Delaware corporation, Matte Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Red Hat, Inc., and Fortis Advisors LLC, as the Holder Agent (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on October 4, 2011 (File No. 001-33162)).